UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Bentley Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive

Exton, PA 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On June 28, 2021, Bentley Systems, Incorporated (the “Company”) issued and sold $500 million aggregate principal amount of its 0.375% Convertible Senior Notes due 2027 (the “Notes”), pursuant to an indenture (the “Indenture”), dated as of June 28, 2021, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes were sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company also granted the initial purchasers of the Notes an option to purchase up to an additional $75.0 million aggregate principal amount of the Notes, for settlement within a 13-day period beginning on, and including, June 28, 2021 (the “option”). On June 28, 2021, the initial purchasers notified the Company of their election to exercise the option in full for settlement on July 1, 2021, subject to the satisfaction of customary closing conditions.

The Notes will pay interest semi-annually in arrears in cash on January 1 and July 1 of each year at a rate of 0.375% per year, commencing on January 1, 2022. The Notes will mature on July 1, 2027, unless earlier converted, redeemed or repurchased .

The Notes are the Company’s senior, unsecured obligations that rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes, rank equally in right of payment with the Company’s existing and future senior unsecured indebtedness that is not so subordinated, effectively subordinated to the Company’s existing and future secured indebtedness (including obligations under the Company’s senior secured credit facilities), to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables and preferred equity (to the extent the Company is not a holder thereof)) of the Company’s subsidiaries.

Prior to April 1, 2027, the Notes will be convertible at the option of the holder only under the following circumstances:

(i) during any calendar quarter (and only during such quarter) commencing after the calendar quarter ending on September 30, 2021, if the Last Reported Sale Price (as defined in the Indenture) per share of the Company’s Class B common stock exceeds 130% of the Conversion Price (as defined in the Indenture) for each of at least 20 Trading Days (as defined in the Indenture), whether or not consecutive, during the 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter;

(ii) during the five consecutive business days immediately after any ten consecutive Trading Day period (such ten consecutive trading day period, the “measurement period”) in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for each Trading Day of the measurement period was less than 98% of the product of the Last Reported Sale Price per share of the Company’s Class B common stock on such Trading Day and the Conversion Rate (as described below) on such Trading Day;

(iii) upon the occurrence of certain corporate events or distributions on the Company’s Class B common stock, as described in the Indenture; or

(iv) if the Company calls such Notes for redemption.

On or after April 1, 2027 until 5:00 p.m., New York City time, on the second Scheduled Trading Day (as defined in the Indenture) immediately before the maturity date, the Notes will be convertible at the option of the holder at any time.

The Notes will initially be convertible at a Conversion Rate of 12.0153 shares of Class B common stock per $1,000 principal amount of Notes, which is equivalent to an initial Conversion Price of approximately $83.23 per share of Class B common stock. The Conversion Rate is subject to adjustment upon certain events. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, at its election, cash, shares of its Class B common stock or a combination of cash and shares of its Class B common stock, as applicable.

The Company will have the option to redeem the Notes in whole or in part at any time on or after July 5, 2024 and on or before the 40th Scheduled Trading Day immediately before the maturity date if the Last Reported Sale Price per share of the Company’s Class B common stock exceeds 130% of the Conversion Price on (1) each of at least 20 Trading Days, whether or not consecutive, during any 30 consecutive Trading Days ending on, and including, the Trading Day immediately before the date the Company sends the related redemption notice; and (2) the Trading Day immediately before the date the Company sends such notice. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon a Fundamental Change (as defined in the Indenture), holders may, subject to certain exceptions, require the Company to purchase their Notes in whole or in part for cash at a price equal to the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable Conversion Rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. No adjustment to the Conversion Rate will be made if the Stock Price (as defined in the Indenture) in such Make-Whole Fundamental Change is either less than $61.65 per share or greater than $325.00 per share. The Company will not increase the Conversion Rate to an amount that exceeds 16.2206 shares per $1,000 principal amount of Notes, subject to adjustment. The Indenture also contains a customary merger covenant.

Under the Indenture, the Notes may be accelerated upon the occurrence of certain customary events of default. If certain bankruptcy and insolvency-related events of default with respect to the Company occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If any other event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with reporting covenant in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The foregoing description of the Indenture is qualified in its entirety by the copy thereof which is attached as Exhibit 4.1 (which includes the form of 0.375% Convertible Senior Notes due 2027) to this Current Report on Form 8-K and incorporated herein by reference.

Capped Call Transactions

On June 23, 2021, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “Option Counterparties”). In addition, in connection with the initial purchasers exercise of the option, the Company expects to enter into additional Capped Call Transactions with the Option Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes, the number of shares of Class B common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Class B common stock upon any conversion of Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be $95.5575 per share of Class B common stock, and is subject to certain customary adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with each Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The Option Counterparties and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Option Counterparties and their respective affiliates have provided certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive customary fees and commissions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by the full text of the Form of Capped Call Confirmation, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Notes, the Indenture and the Capped Call Transactions is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated herein by reference. The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement, dated June 23, 2021, by and between the Company and Goldman Sachs & Co. LLC and BofA Securities, Inc., as the representatives of the initial purchasers named therein.

The Notes and the shares of the Company’s Class B common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Any shares of the Company’s Class B common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Assuming the initial purchasers fully exercise their option to purchase additional notes, initially a maximum of 9,326,845 shares of the Company’s Class B common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate issuable upon a Make-Whole Fundamental Change of 16.2206 shares of Class B common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01    Other Events.

On June 23, 2021, the Company issued a press release announcing the pricing of the Notes offering. A copy of the press release is being filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 28, 2021, between Bentley Systems, Incorporated and Wilmington Trust, National Association, as trustee

4.2	Form of 0.375% Convertible Senior Note due 2027 (included as Exhibit A in Exhibit 4.1)

10.1	Form of Capped Call Confirmation

99.1	Bentley Systems, Incorporated Press Release dated June 23, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated
Date: June 28, 2021
	By:	/s/ David R. Shaman
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Corporate Secretary